SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report January 29, 2002
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190

(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 313-322-3000

EXHIBITS
SIGNATURE
EXHIBIT INDEX
Form of Underwriting Agreement
Form of Junior Subordinated Debenture Certificate
Form of Declaration
Form of Guarantee
Opinion/Consent of Dennis E. Ross
Computation of Ratio of Earnings

Item 5. Other Events.

     Ford Motor Company (“Ford”, “we”, or “our”) and Ford Motor Company Capital Trust II, a statutory business trust formed under the laws of the State of Delaware (the “Trust”), have filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), Registration Statements on Form S-3 (Registration Statement No. 333-49164 and Registration Statement No. 333-75214, which also constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-49164), each as amended by Pre-Effective Amendment No. 1 to Registration Statement No. 333-75214 relating to (i) the offer by the Trust of 100,000,000 shares (including over-allotment shares) of its 6.50% Cumulative Convertible Trust Preferred Securities (liquidation preference $50 per preferred security) (the “Preferred Securities”) and (ii) in connection therewith, the issuance to the Trust by Ford of its 6.50% Junior Subordinated Convertible Debentures due January 15, 2032 (the “Junior Subordinated Debentures”) in the aggregate principal amount of $5,154,639,176. Concurrently with the issuance of the Preferred Securities by the Trust, Ford will make a cash contribution to the Trust, the proceeds of which, together with the proceeds from the sale of the Preferred Securities, will be used by the Trust to purchase as trust assets the Junior Subordinated Debentures. All of such transactions are anticipated to occur on January 30, 2002. The Preferred Securities are to be issued pursuant to an Amended and Restated Declaration of Trust of the Trust dated as of January 30, 2002 (the “Declaration”) to be executed by Ford, as sponsor, the Administrative Trustees named therein, JPMorgan Chase Bank, as property trustee, and Chase Manhattan Bank USA, National Association, as Delaware trustee. The Junior Subordinated Debentures are to be issued under an Indenture dated as of January 30, 2002, to be entered into by and between Ford and JPMorgan Chase Bank, as indenture trustee. The Preferred Securities will be guaranteed by Ford to the extent described in the Prospectus and Prospectus Supplement forming a part of the Registration Statements referred to above, pursuant to a Guarantee Agreement dated as of January 30, 2002 (the “Guarantee”), to be entered into by and between Ford and JPMorgan Chase Bank, as guarantee trustee. The Preferred Securities are being sold pursuant to an Underwriting Agreement dated as of January 24, 2002 (the “Underwriting Agreement”) among Ford, the Trust and the Underwriters named therein.

     Forms of (i) the Underwriting Agreement, (ii) the certificate representing the Junior Subordinated Debentures, (iii) the Declaration and (iv) the Guarantee are filed as Exhibits 1.1, 4.1, 4.2 and 4.3, respectively, hereto and the opinion of Dennis E. Ross, Vice President and General Counsel of Ford, regarding certain U.S. federal income tax consequences to holders of the Preferred Securities described in the Prospectus and Prospectus Supplement referred to above, is filed as Exhibit 8 hereto.

     On January 29, 2002, a purported securities fraud class action suit was filed against Ford in New York on behalf of all persons who purchased or otherwise acquired the common stock of Ford from December 1, 1998 through January 2, 2002. The complaint alleges that Ford made certain misrepresentations related to its purchases of precious metals (e.g., palladium, platinum and rhodium) used by Ford in the catalytic converters installed on its vehicles to meet automotive emission standards. In the fourth quarter of 2001, we incurred a pre-tax charge of $1 billion to write-down excess precious metals and forward purchase contracts for precious metals as a result of the combined effect of a decline in the market prices for the metals and our development of new technology that reduces the amount of metal we need in the production of catalytic converters and other supply and anticipated usage-related factors.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 1.1	Form of Underwriting Agreement	Filed with this Report

Exhibit 4.1	Form of Junior Subordinated Debenture certificate	Filed with this Report

Exhibit 4.2	Form of Declaration	Filed with this Report

Exhibit 4.3	Form of Guarantee	Filed with this Report

Exhibit 8	Opinion of Dennis E. Ross	Filed with this Report

Exhibit 12	Calculation of Ratio of Earnings To Combined Fixed Charges and Preferred Stock Dividends	Filed with this Report

Exhibit 23	Consent of Dennis E. Ross	Included in Exhibit 8

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

FORD MOTOR COMPANY (Registrant)

Date: January 30, 2002	By: /s/	Peter Sherry, Jr.

Peter Sherry, Jr. Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 1.1	Form of Underwriting Agreement	Filed with this Report

Exhibit 4.1	Form of Junior Subordinated Debenture certificate	Filed with this Report

Exhibit 4.2	Form of Declaration	Filed with this Report

Exhibit 4.3	Form of Guarantee	Filed with this Report

Exhibit 8	Opinion of Dennis E. Ross	Filed with this Report

Exhibit 12	Calculation of Ratio of Earnings To Combined Fixed Charges and Preferred Stock Dividends	Filed with this Report

Exhibit 23	Consent of Dennis E. Ross	Included in Exhibit 8